================================================================================

                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
            ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) [ ]

                           ---------------------------

                            BNY MIDWEST TRUST COMPANY
               (Exact name of trustee as specified in its charter)

ILLINOIS                                                 36-3800435
(Jurisdiction of incorporation or                        (I.R.S. Employer
organization if not a U.S. national bank)                Identification Number)

2 NORTH LASALLE STREET
SUITE 1020
CHICAGO, ILLINOIS                                        60602
(Address of principal executive offices)                 (Zip code)

                                JOHN C. HITT, JR.
                               CHAPMAN AND CUTLER
                             111 WEST MONROE STREET
                             CHICAGO, ILLINOIS 60603
                                 (312) 845-3000
                               (Agent for Service)

                           ---------------------------

                              RITE AID CORPORATION
               (Exact name of obligor as specified in its charter)

DELAWARE                                                 23-1614034
(State or other jurisdiction of                          (I.R.S. employer
incorporation or organization)                           identification no.)

30 HUNTER LANE                                           17011
CAMP HILL, PENNSYLVANIA                                  (Zip code)
(Address of principal executive offices)

            Additional Obligors listed on Exhibit 10 attached hereto.

                           ---------------------------

                   SENIOR SECURED NOTES DUE FEBRUARY 15, 2011
                       (Title of the indenture securities)

================================================================================

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

         (a)   Name and address of each examining or supervising authority to which it is subject.

                           Name                               Address

               Office of Banks & Trust Companies      500 E. Monroe Street
               of the State of Illinois               Springfield, Illinois 62701-1532

               Federal Reserve Bank of Chicago        230 S. LaSalle Street
                                                      Chicago, Illinois 60603

         (b)   Whether it is authorized to exercise corporate trust powers.

               Yes.

Item 2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16. LIST OF EXHIBITS.

1.       A copy of Articles of Incorporation of BNY Midwest Trust Company as now
         in effect. (Incorporated by reference to Exhibit 1 of the Form T-1 filed under Form 8-K, Commission File No. 0-18298, June 25, 2002.)

2,3.     A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Incorporated by reference to
         Exhibit 2 of the Form T-1 filed under Form 8-K, Commission File No.
         0-18298, June 25, 2002.)

4.       A copy of the existing By-laws of the Trustee. (Incorporated by reference to Exhibit 4 of the Form T-1 filed under Form 8-K, Commission
         File No. 0-18298, June 25, 2002.)

5.       Not applicable.

6.       The consent of the Trustee required by Section 321(b) of the Act.
         (Incorporated by reference to Exhibit 6 of the Form T-1 filed under
         Registration Statement No. 333-07623 filed August 2, 2002.)

7.       A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority. (Exhibit B)

8.       Not applicable.

9.       Not applicable.

10.      Other Obligors.

                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in
The City of Chicago, and State of Illinois, on the ___ day of May, 2003.

                                             BNY MIDWEST TRUST COMPANY

                                             By /s/ D.G. Donovan
                                               ---------------------------------
                                               Name: D. G. Donovan
                                               Title: Assistant Vice President

                                    EXHIBIT 7

                         OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies
                        CONSOLIDATED REPORT OF CONDITION
                                       OF
                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606

         Including the institution's domestic and foreign subsidiaries completed as of the close of business on December 31, 2002, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                                  ASSETS                                          THOUSANDS OF DOLLARS

1.       Cash and Due from Depository Institutions.................                      19,962

2.       U.S. Treasury Securities..................................                       - 0 -

3.       Obligations of States and Political Subdivisions..........                       - 0 -

4.       Other Bonds, Notes and Debentures.........................                       - 0 -

5.       Corporate Stock...........................................                       - 0 -

6.       Trust Company Premises, Furniture, Fixtures and Other
         Assets Representing Trust Company Premises................                         314

7.       Leases and Lease Financing Receivables....................                       - 0 -

8.       Accounts Receivable.......................................                       5,045

9.       Other Assets..............................................

         (Itemize amounts greater than 15% of Line 9)
                 Goodwill and Intangibles....................86,813                      86,883

10.      TOTAL ASSETS..............................................                     112,204

                         OFFICE OF BANKS AND REAL ESTATE
                       Bureau of Banks and Trust Companies
                        CONSOLIDATED REPORT OF CONDITION
                                       OF
                            BNY Midwest Trust Company
                           209 West Jackson Boulevard
                                    Suite 700
                             Chicago, Illinois 60606

                                    LIABILITIES                                   THOUSANDS OF DOLLARS

11.      Accounts Payable...............................................                  - 0 -

12.      Taxes Payable..................................................                  - 0 -

13.      Other Liabilities for Borrowed Money...........................                 25,425

14.      Other Liabilities..............................................

         (Itemize amounts greater than 15% of Line 9)

         Reserve for Taxes.........................................3,357
         Taxes Due to Parent Company...............................2,731                  6,320

15.      TOTAL LIABILITIES                                                               31,745

                                   EQUITY CAPITAL

16.      Preferred Stock................................................                  - 0 -

17.      Common Stock...................................................                  2,000

18.      Surplus........................................................                 62,130

19.      Reserve for Operating Expenses.................................                  - 0 -

20.      Retained Earnings (Loss).......................................                 16,329

21.      TOTAL EQUITY CAPITAL...........................................                 80,459

22.      TOTAL LIABILITIES AND EQUITY CAPITAL...........................                 112,943

I,      Robert L. De Paola, Vice President
   -----------------------------------------------------------------------------
         (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                              /s/ Robert L. DePaola
               --------------------------------------------------
                (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 13th day of February, 2002
                                       --------------------------

My Commission expires May 15, 2003.

                                          /s/ Joseph A. Giacobino, Notary Public
                                          -----------------------
(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

      Christine Anderson                               (212) 503-4204
---------------------------------              ---------------------------------
            Name                                  Telephone Number (Extension)

                                   EXHIBIT 10

                                 OTHER OBLIGORS

     Each of the following Subsidiary Guarantors (as defined in the Indenture)
have jointly and severally guaranteed the Rite Aid Corporation's payment obligations under the Indenture. The mailing address for each of the following is:

                                    c/o     Rite Aid Corporation
                                            30 Hunter Lane
                                            Camp Hill, Pennsylvania
                                            17011

                              SUBSIDIARY GUARANTORS

Ann & Government Streets -                   Northline & Dix - Toledo -             Rite Aid Rome Distribution Center
  Mobile, Alabama, LLC                         Southgate, LLC                         Inc.
Apex Drug Stores, Inc.                       Ocean Acquisition Corporation          Rite Aid Services, L.L.C.
Baltimore/Annapolis Boulevard &              PDS-1 Michigan, Inc.                   Rite Aid Transport, Inc.
  Governor Richie Highway - Glen             P.L.D. Enterprises, Inc.               Rite Aid Venturer #1, Inc.
  Burnie, Maryland, LLC                      PL Xpress, Inc.                        Rite Fund, Inc.
Broadview and Wallings -                     Patton Drive and Navy Boulevard        Rite Investments Corp.
  Broadview Heights Ohio, Inc.                 Property Corporation                 RX Choice, Inc.
Central Avenue & Main Street -               Paw Paw Lake Road & Paw Paw            Seven Mile and Evergreen -
  Petal, MS, LLC                               Avenue-Coloma, Michigan, LLC           Detroit, LLC
Dominion Action One Corporation              Perry Distributors, Inc.               Silver Springs Road-Baltimore,
Dominion Action Two Corporation              Perry Drug Stores, Inc.                  Maryland/One, LLC
Dominion Action Three                        Portfolio Medical Services Inc.        Silver Springs Road-Baltimore,
  Corporation                                RDS Detroit, Inc.                        Maryland/Two, LLC
Dominion Action Four Corporation             Rack Rite Distributors, Inc.           Sophie One Corp.
Dominion Drug Stores Corp.                   Ram-Utica, Inc.                        State & Fortification Streets -
Drug Fair, Inc.                              Read's Inc.                              Jackson, Mississippi, LLC
Drug Fair of PA, Inc.                        Rite Aid Drug Palace, Inc.             State Street and Hill Road-Gerard,
Eagle Managed Care Corp.                     Rite Aid Hdqtrs. Corp.                   Ohio, LLC
Eighth & Water Streets- Urichsville,         Rite Aid of Alabama, Inc.              Super Ice Cream Suppliers, Inc.
  Ohio, LLC                                  Rite Aid of Connecticut, Inc.          Super Pharmacy Network, Inc.
England Street-Asheland                      Rite Aid of Delaware, Inc.             Super Tobacco Distributors, Inc.
  Corporation                                Rite Aid of Florida, Inc.              The Lane Drug Company
Fairground, L.L.C.                           Rite Aid of Georgia, Inc.              The Muir Company
GDF, Inc.                                    Rite Aid of Illinois, Inc.             Thrifty Corporation
Gettysburg and Hoover - Dayton,              Rite Aid of Indiana, Inc.              Thrifty PayLess, Inc.
  Ohio, LLC                                  Rite Aid of Kentucky, Inc.             Tyler and Sanders Roads,
Gratiot & Center-Saginaw                     Rite Aid of Maine, Inc.                  Birmingham-Alabama, LLC
  Township, Michigan, LLC                    Rite Aid of Maryland, Inc.             Virginia Corporation
Harco, Inc.                                  Rite Aid of Massachusetts, Inc.        W.R.A.C., Inc.
K&B, Incorporated                            Rite Aid of Michigan, Inc.             112 Burleigh Avenue Norfolk, LLC
K&B Alabama Corporation                      Rite Aid of New Hampshire, Inc.        537 Elm Street Corporation
K&B Louisiana Corporation                    Rite Aid of New Jersey, Inc.           657-659 Broad St. Corp.
K&B Mississippi Corporation                  Rite Aid of New York, Inc.             764 South Broadway-Geneva, Ohio,
K&B Services, Incorporated                   Rite Aid of North Carolina, Inc.         LLC
K&B Tennessee Corporation                    Rite Aid of Ohio, Inc.                 1515 West State Street Boise,
K&B Texas Corporation                        Rite Aid of Pennsylvania, Inc.           Idaho, LLC
Keystone Centers, Inc.                       Rite Aid of South Carolina, Inc.       1525 Cortyou Road - Brooklyn Inc.
Lakehurst and Broadway                       Rite Aid of Tennessee, Inc.            1740 Associates, L.L.C.
  Corporation                                Rite Aid of Vermont, Inc.              3581 Carter Hill Road -
Mayfield & Chillicothe Roads -               Rite Aid of Virginia, Inc.               Montgomery Corp.
  Chesterland, LLC                           Rite Aid of Washington, D.C., Inc      4042 Warrensville Center Road -
Munson & Andrews, LLC                        Rite Aid of West Virginia, Inc.          Warrensville Ohio, Inc.
Name Rite, L.L.C.                            Rite Aid Realty Corp.                  5277 Associates, Inc.
                                                                                    5600 Superior Properties, Inc.

     A list of States of jurisdictions of incorporation or organization and the
IRS employer identification numbers for each of the above is available at the office of the Trustee.